UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________

Date of Report (Date of earliest event reported) September 25, 2014

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12220 World Trade Drive San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

(858) 674-8100
(Registrant’s telephone number, including area code.)

N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 25, 2014, the Board of Directors of Pulse Electronics Corporation, a Pennsylvania corporation (the "Company") decided to voluntarily delist the Company's common stock from the New York Stock Exchange (the "NYSE") and deregister its common stock from the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Accordingly, on September 26, 2014, the Company notified the NYSE and issued a press release announcing that it intends to file a Form 25 with the Securities and Exchange Commission (the "SEC") to voluntarily delist its common stock on or about October 6, 2014 and to file a Form 15 to deregister its common stock with the SEC on or about October 16, 2014. The Company expects delisting from the NYSE to become effective 10 days after the filing of the Form 25, and deregistration from the Exchange Act to become effective 90 days after the filing of the Form 15.

A copy of the press release, dated September 26, 2014, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits\

Exhibit
Number	Description

99.1	Press Release of Pulse Electronics Corporation, dated September 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2014	PULSE ELECTRONICS CORPORATION

	By:	/s/ Michael C. Bond
Name: Michael C. Bond
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Pulse Electronics Corporation, dated September 26, 2014.